Exhibit 10.46

September 25, 2007

Home Properties, L.P.
850 Clinton Square
Rochester, New York 14604

Attention: Gerald B. Korn, Vice President

Re: Amendment No. 5 of Credit Agreement (as defined below)

Dear Jerry:

Home Properties, L.P. (the “Borrower”) has requested a further amendment to the Credit Agreement, dated as of August 23, 1999 (“1999 Credit Agreement”), among Home Properties, L.P. (the “Borrower”), the Lenders party thereto, Manufacturers and Traders Trust Company, as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the lenders (the “Lenders”), as amended by Amendment No. 1 to Credit Agreement, dated as of September 6, 2000, (“Amendment No. 1”), Amendment No. 2 to Credit Agreement, dated as of September 1, 2002 (“Amendment No. 2”), Amendment No. 3 to Credit Agreement, dated as of April 1, 2004 (“Amendment No. 3”), and Amendment No. 4 to Credit Agreement, dated September 8, 2005 (“Amendment No. 4”).  The 1999 Credit Agreement as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and as hereby amended (“Amendment No. 5”) and as from time to time further amended, supplemented, modified, replaced or restated is hereinafter referred to as the “Credit Agreement.”  Amendments made by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 are hereinafter restated with any further modification or amendments made by this Amendment No. 5.

In consideration of any prior extension of credit by the Lenders to Borrower, and/or in consideration of the Lenders having entered into the Credit Agreement with Borrower, and in consideration of the mutual promises set forth below, Borrower, Administrative Agent and the Lenders hereby agree this Amendment No. 5 shall be effective on the later of September 25, 2007 or the first date that the following conditions have been satisfied (the "Effective Date"):

                a.           The Administrative Agent shall have received a fully executed counterpart of this Amendment No. 5 from the Lenders, the Borrower and Home Properties, Inc. (the “Company”); and

b.           The Administrative Agent shall have received payment in immediately available funds of any and all fees agreed to between the Borrower and the Administrative Agent and all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment No. 5 and related documents.

           Borrower, Administrative Agent and the Lenders hereby further agree, subject to the terms and conditions set forth herein, that the Credit Agreement is hereby amended as set forth below:

                a.           Section 1.01 of the Credit Agreement is hereby amended to amend and restate the definition of "Total Property Value" to read as follows:

"Total Property Value" means, as of any date, the sum of (i) with respect to all Eligible Projects which have been owned by the Borrower for not less than four full consecutive calendar quarters, as of the first day of each fiscal quarter for the immediately preceding consecutive four calendar quarters, an amount equal to Adjusted NOI relating to such Eligible Project for such period divided by an annual interest rate equal to 7.25% and (ii) with respect to all Eligible Projects which have been owned by the Borrower for less than four full consecutive calendar quarters, an amount equal to the cost of acquiring such Eligible Projects less reasonable and customary transaction costs incurred in connection with such acquisition.

                                 b.           Section 1.01 of the Credit Agreement is further amended to insert the following new definition:

"Total Unencumbered Value" means, as of any measurement date, the sum of (i) with respect to all Unencumbered Eligible Projects which have been owned by the Borrower, as of the measurement date, for not less than four (4) full consecutive calendar quarters, an amount equal to Adjusted NOI for such Unencumbered Eligible Project for the immediately preceding four (4) consecutive calendar quarters as of the measurement date, divided by 7.25%; (ii) with respect to all Unencumbered Eligible Projects which have been owned by the Borrower for less than four (4) full consecutive calendar quarters as of the measurement date, an amount equal to the cost of acquiring such Unencumbered Eligible Projects less reasonable and customary transaction costs incurred in connection with such acquisition and (iii) an amount equal to 75% of Book Value of undeveloped land and Projects on which construction is in progress, up to a maximum of 10% of Total Unencumbered Value before including the amount of Total Unencumbered Value derived from this clause (iii).  The sum of (i) and (ii) shall never fall below $100,000,000.

           Except as hereby specifically amended, modified, waived or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

           This Amendment No. 5 may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

The Company, by its execution and delivery hereof (a) consents and agrees to the amendments to the Credit Agreement set forth herein and (b) reaffirms its obligations set forth in the Guaranty.

           The Borrower, the Lenders, the Administrative Agent and the Company are in agreement with this extension, and have indicated that agreement by signing below.  Please return a copy of this letter with an original signature to the undersigned.

Very truly yours,

/s/ Lisa A. Plescia
Lisa A. Plescia
Vice President

The parties to the Credit Agreement agree to the
above amendment upon the Effective Date.

Dated:  As of September 25, 2007

HOME PROPERTIES, L.P.
By:  Home Properties, Inc.,
        its General Partner

By:           /s/ Gerald B. Korn
Name:      Gerald B. Korn
Title:        Vice President

MANUFACTURERS AND TRADERS
  TRUST COMPANY, as Lender and as
   Administrative Agent

By:           /s/ Lisa A. Plescia
Name:      Lisa A. Plescia
Title:        Vice President

[Signature page of other Lenders on next page.]

CITIZENS BANK OF RHODE ISLAND

By:           /s/ Michael Kauffman
Name:      Michael Kauffman
Title:        Vice President

CHEVY CHASE BANK, FSB

By:           /s/ Sadhvi K. Subramanian
Name:      Sadhvi K. Subramanian
Title:        Vice President

COMERICA BANK

By:           /s/ James G. Graycheck
Name:      James G. Graycheck
Title:        Vice President

The undersigned by its execution and delivery hereof (a) consents and agrees to the Amendment No. 5 herein and (ii) ratifies and reaffirms its obligations set forth in the Guaranty, (iii) acknowledges and agrees that the Guaranty is, and shall continue to be, in full force and (iv), except that, on and after the Amendment Effective Date, each reference in the Guaranty to "the Credit Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by Amendment No. 5.  This Consent shall be governed by, and construed in accordance with, the laws of the State of New York.

Home Properties, Inc.

By:          /s/ Gerald B. Korn
Name:     Gerald B. Korn
Title:       Vice President